Exhibit 23.9

September 18, 2014

Sky Solar Holdings, Ltd.

Suite 1604, 9 Queen’s Road, Central

Hong Kong Special Administrative Region

People’s Republic of China

Dear Sirs:

Re:          Sky Solar Holdings, Ltd.

We consent to the references to our firm under the heading “Enforceability of Civil Liabilities” in the prospectus included in Sky Solar Holdings, Ltd.’s registration statement on Form F-1, filed with the Securities and Exchange Commission under the U.S. Securities Act of 1933, as amended.

Yours truly,

/s/ Arturo Urzúa O.
Arturo Urzúa O.
Cubillos Evans Abogados

(56-2) 2611 0400

Nueva Tajamar 555, oficina 2102.

Las Condes, Santiago.

www.cubillosevans.cl